SETTLEMENT AND LICENSE AGREEMENT

This Settlement and License Agreement (“Agreement”) is effective and entered into as of September 19, 2005 (the “Effective Date”), by and between GE Healthcare Ltd. f/k/a Amersham plc, Amersham Health, Inc., and Amersham Health AS, (collectively “Amersham”), IMCOR Pharmaceutical Co. f/k/a Photogen Technologies, Inc. (“IMCOR”), Alliance Pharmaceutical Corp. (“Alliance”), and Molecular Biosystems, Inc. (“MBI”), (Amersham, IMCOR, Alliance, and MBI, collectively “the Parties”).

WHEREAS, Amersham possesses intellectual property relating to the formulation, method of preparing or use of ultrasound contrast products;

WHEREAS, until 2003 Alliance possessed intellectual property relating to the formulation, method of preparing or use of ultrasound contrast products;

WHEREAS, on June 18, 2003, Alliance and IMCOR entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which Alliance sold, conveyed, transferred, assigned and delivered to IMCOR all of Alliance’s right, title and interest in and to all of Alliance’s tangible and intangible assets for all imaging modalities, including (without limitation) (i) all rights related to the Imagent product, (ii) all patents and other intellectual property related to such assets, (iii) all claims and causes of action (whether or not then asserted) related to such products, patents or intellectual property, and (iv) all claims and causes of action arising or related to Alliance’s business of designing, developing, manufacturing, marketing, selling, licensing, supporting and maintaining imaging modalities in connection with Alliance’s imaging and diagnostic imaging business;

WHEREAS, the Asset Purchase Agreement granted Alliance certain rights with respect to the Imagent business and related intellectual property after the closing of such sale under the conditions, circumstances and terms specified in the Asset Purchase Agreement;

WHEREAS, IMCOR currently possesses intellectual property relating to the formulation, method of preparing or use of ultrasound contrast products;

WHEREAS, there is pending in the United States District Court for the District of New Jersey a litigation captioned IMCOR Pharmaceutical Co. and Alliance Pharmaceutical Corp. v. Amersham Health Inc., Amersham Health AS, and Amersham plc. v. Molecular Biosystems Inc., Civil Action No. 03-2853 (SRC), (the “Action”), and;

WHEREAS, the Parties desire to settle the Action and all existing and potential intellectual property disputes relating to certain products.

NOW, THEREFORE, in consideration of the foregoing and the covenants, acknowledgements and representations contained in this Agreement, the Parties hereby agree as follows:

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ARTICLE I.  DEFINITIONS

1.1.  Definitions. For purposes of this Agreement, the terms defined here shall have the meanings specified below. These terms are intended to encompass both singular and plural forms.

1.1.1.
“Affiliate” shall mean an entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with a Party. Without limiting the generality of the foregoing, “control” shall mean the ownership, directly or indirectly, of fifty percent (50%) or more of the issued share capital or shares of stock entitled to vote for the election of directors, in the case of a corporation, or fifty percent (50%) or more of the equity interests in the case of any other entity or the legal power to direct or cause the direction of the general management and policies of the entity in question.

1.1.2.
“Amersham Licensed Patents” shall mean Licensed Patents that are owned, obtained, acquired, purchased by or licensed to with a right to sublicense, or in any way under the control or disposal of Amersham, including, but not limited to, all patents asserted by Amersham in the Action, including United States Patent Nos. 5,558,856, 5,558,857, 5,567,412, 5,567,413, 5,569,449, 5,614,169, 5,618,514, 5,637,289,, 5,648,062, 5,670,135, 5,817,291, 5,827,502, 6,106,806, 6,153,172, and 6,544,496.

1.1.3.	“Field” shall mean ultrasound diagnostic imaging in humans and animals.

1.1.4.	“Imagent” shall mean the ultrasound contrast product that is the subject of NDA 21-191 together with such modification thereto as may be made in connection with such application.

1.1.5.
“IMCOR/Alliance Licensed Patents” shall mean Licensed Patents that are owned, obtained, acquired, purchased by or licensed to, with a right to sublicense, or in any way under the control or disposal of IMCOR and/or Alliance, including but not limited to all patents asserted by IMCOR and/or Alliance in the Action including United Sates Patent Nos. 5,540,909, 5,733,527, 6,019,960, 6,056,943, 6,280,704, 6,285,339, 6,287,539, and 6,706,253.

1.1.6.
“Licensed Patents” shall mean all present patents and patent applications worldwide, which are issued or pending as of the Effective Date, together with all future patents and patent applications that claim priority (directly or indirectly through other applications) to any patent or patent application pending as of or before the Effective Date.

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1.1.7.	“Optison” shall mean the ultrasound contrast product that is the subject of NDA 20-899 together with such modification thereto as may be made in connection with such application.

1.1.8.	“Party” shall mean Amersham, Alliance, IMCOR, and/or MBI.

1.1.9.	“Sonazoid” shall mean any phospholipid-containing ultrasound contrast products that include gaseous C4F10, whether or not combined or modified with any other ingredients, elements or materials.

1.1.10.	“Territory” shall mean the entire world.

1.1.11.	“Third Party” shall mean any entity other than Alliance, Amersham, IMCOR, MBI or their Affiliates.

ARTICLE II. WORLDWIDE GRANT OF INTELLECTUAL PROPERTY RIGHTS

2.1.  IMCOR hereby grants Amersham and its Affiliates a fully paid-up, irrevocable royalty-free, nonexclusive license, with the right to sublicense, under the IMCOR/Alliance Licensed Patents to develop, make, have made, use, sell, offer to sell, import, or export Optison and/or Sonazoid in the Field in the Territory.

2.2.  Alliance hereby grants Amersham and its Affiliates a fully paid-up, irrevocable royalty-free, nonexclusive license, with the right to sublicense, under the IMCOR/Alliance Licensed Patents to develop, make, have made, use, sell, offer to sell, import, or export Optison and/or Sonazoid in the Field in the Territory.

2.3.  Amersham hereby grants IMCOR and its Affiliates a fully paid-up, irrevocable royalty-free, nonexclusive license, with the right to sublicense, under the Amersham Licensed Patents to develop, make, have made, use, sell, offer to sell, import, or export Imagent in the Field in the Territory.

2.4.  The rights granted hereunder shall extend to IMCOR’s and Amersham’s respective distributors, manufacturers, sales agents, exporters, and importers with respect to activities authorized by and for the benefit of such Party or its Affiliates and related to the manufacture, sale, distribution, exportation or importation of Imagent, Optison or Sonazoid (as applicable) for or under the direction of the applicable Party or its Affiliates. The Parties acknowledge that nothing in this Agreement shall be construed to convey any title or ownership rights to the Licensed Patents. With the exception of the licenses explicitly granted in paragraphs 2.1 through 2.3, no license, release or other right, title or interest is granted by implication, estoppel or otherwise.

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ARTICLE III. SETTLEMENT OF INTELLECTUAL PROPERTY DISPUTES

3.1.  It is the intention of the Parties to settle current and potential intellectual property disputes pertaining to the Licensed Patents therefore the Parties have voluntarily entered into this Agreement. In that connection, the Parties shall:

3.1.1.
promptly cause their respective claims in the Action to be dismissed with prejudice by directing their respective counsel to execute and file a Stipulation of Dismissal with prejudice and without costs in the form annexed as Exhibit A; and

3.1.2.
withdraw, to the maximum extent allowed by the law in each specific case, all current oppositions brought within or outside the United States against any Licensed Patent with claims which embrace Imagent, Optison, and/or Sonazoid in the Field;

3.2.  Amersham hereby releases IMCOR, its current Affiliates, and their respective current and former officers, directors, employees, agents, and attorneys from all claims, allegations, damages, obligations, liabilities or expenses of any kind or nature that it may have against any of them. This releases all claims and obligations resulting from anything which has happened up to now, including claims of which Amersham is not aware, and specifically including without limitation all claims that were or could have been asserted in the Action, including but not limited to all claims of breach of contract, breach of duties of good faith and fair dealing, unfair competition, fraud, conversion, unjust enrichment, misappropriation of trade secrets, tortious interference with contract, antitrust violations, bad faith enforcement and sham litigation, and infringement of Amersham Licensed Patents on account of the manufacture, use, sale, offer for sale, and importation of Imagent up to and including the Effective Date.

3.3.  Amersham hereby releases Alliance, its current Affiliates, and their respective current and former officers, directors, employees, agents, and attorneys from all claims, allegations, damages, obligations, liabilities or expenses of any kind or nature that it may have against any of them. This releases all claims and obligations resulting from anything which has happened up to now, including claims of which Amersham is not aware, and specifically including without limitation all claims that were or could have been asserted in the Action, including but not limited to all claims of breach of contract, breach of duties of good faith and fair dealing, unfair competition, fraud, conversion, unjust enrichment, misappropriation of trade secrets, tortious interference with contract, antitrust violations, bad faith enforcement and sham litigation, and infringement of Amersham Licensed Patents on account of the manufacture, use, sale, offer for sale, and importation of Imagent up to and including the Effective Date.

3.4.  IMCOR hereby releases Amersham, its current Affiliates, and their respective current and former officers, directors, employees, agents, and attorneys from all claims, allegations, damages, obligations, liabilities or expenses of any kind or nature that it may have against any of them. This releases all claims and obligations resulting from anything which has happened up to now, including claims of which IMCOR is not aware, and specifically including without limitation all claims that were or could have been asserted in the Action, including but not limited to all claims of breach of contract, breach of duties of good faith and fair dealing, unfair competition, fraud, conversion, unjust enrichment, misappropriation of trade secrets, tortious interference with contract, antitrust violations, bad faith enforcement and sham litigation, and infringement of IMCOR/Alliance Licensed Patents on account of the manufacture, use, sale, offer for sale, and importation of Optison and/or Sonazoid up to and including the Effective Date.

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3.5.  Alliance hereby releases Amersham, its current Affiliates, and their respective current and former officers, directors, employees, agents, and attorneys from all claims, allegations, damages, obligations, liabilities or expenses of any kind or nature that it may have against any of them. This releases all claims and obligations resulting from anything which has happened up to now, including claims of which Alliance is not aware, and specifically including without limitation all claims that were or could have been asserted in the Action, including but not limited to all claims of breach of contract, breach of duties of good faith and fair dealing, unfair competition, fraud, conversion, unjust enrichment, misappropriation of trade secrets, tortious interference with contract, antitrust violations, bad faith enforcement and sham litigation, and infringement of IMCOR/Alliance Licensed Patents on account of the manufacture, use, sale, offer for sale, and importation of Optison and/or Sonazoid up to and including the Effective Date.

3.6.   Alliance and IMCOR hereby release Amersham, Hafslund Nycomed ASA, and all successors of Hafslund Nycomed ASA and their respective current Affiliates, and their respective current and former officers, directors, employees, agents, and attorneys from any claims related to that certain agreement dated February 9, 1995, between Hafslund Nycomed and Alliance entitled “Non-Disclosure and Non-Use Agreement.”

3.7.  Amersham releases MBI and its respective current and former officers, directors, employees, agents, and attorneys from all claims that were or could have been asserted in the Action including but not limited to claims of breach of contract, and breach of duties of good faith and fair dealing.

3.8.  MBI releases Amersham, its current Affiliates, and their respective current and former officers, directors, employees, agents, and attorneys from all claims of any kind or nature that it may have against them. This releases all claims and obligations resulting from anything which has happened up to now, including claims of which MBI is not aware, and specifically including without limitation all claims that were or could have been asserted in the Action.

3.9.  For avoidance of doubt, none of the releases above shall be construed in any way to limit the ongoing responsibilities and obligations of any Party under that certain Settlement Agreement dated May 5, 2000, between Amersham Health AS f/k/a Nycomed Imaging AS, Amersham Health Inc., f/k/a Nycomed Inc., Mallinckrodt Medical Inc., Sonus Pharmaceuticals, Inc. and Molecular Biosystems, Inc (“The May 5, 2000 Settlement Agreement”).

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3.10.  For avoidance of doubt, none of the releases above shall be construed in any way to limit the ongoing responsibilities and obligations of any Party under the Optison Product Rights Agreement dated April 9, 2000 between Mallinckrodt Inc. and MBI, including all amendments thereto (“OPRA”).

3.11.   None of the releases above shall be construed in any way as being a release of any indebtedness to any General Electric Affiliate under any loan agreement, security interest, agreement of indebtedness, security interest, or other agreement for the loan of money or extension of credit.

3.12.  To the extent that it may apply to Agreement, the parties waive any and all rights under California Civil Code § 1542 (as well as any similar statute or law in any other jurisdiction), which section has been duly explained to each of the parties by their respective counsel, and which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

ARTICLE IV. FEES, PAYMENTS, WARRANTIES, INDEMNIFICATION

4.1.  Amersham shall make a one-time payment of $1,200,000 within five business days after execution of this Agreement. Said payment shall be by wire transfer of same day federal funds. Amersham shall make the $1,200,000 payment to the following accounts in the following amounts:

4.1.1.	The sum of $1,000,000 to IMCOR

Bank Name: Bank One
Bank Address: 120 South LaSalle Street, Chicago, IL 60603-3400
Name on Account: Grippo & Elden LLC Client Funds Account
ABA Routing #071000013
Account No. 18042465

Contact: Linda Williams
Contact Phone: (312) 661-5281

4.1.2.	The sum of $200,000 to Alliance

Beneficiary Name: Alliance Pharmaceutical Corp.
Beneficiary Account number: 4721-117554
Beneficiary Bank Routing number: 121000248
Beneficiary Bank:  Wells Fargo Bank
401 B Street, Suite 2201
San Diego, CA 92101
Contact: Zena S. Grant
Assistant Vice President
Relationship Manager
Wells Fargo
San Diego Regional
Commercial Banking Group
(619) 699-3091 Direct
(619) 699-3020 Fax

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4.2.  Other than as set forth in paragraph 4.1 no Party shall have any obligation to make any payments to the other Party pursuant to this Agreement. Each Party shall bear its own costs and expenses, including, without limitation, its attorneys fees, relating to any action to be taken or having been taken in respect to this Agreement.

4.3.  Each Party makes the following warranties and representations to the other Party:

4.3.1.
each Party is a corporation duly organized and validly existing and in good standing under the laws of the state or country in which it is organized and has all requisite power and authority to enter into and perform this Agreement and the transactions contemplated hereby and to require its Affiliates to abide by its terms and conditions;

4.3.2.
all requisite corporate action on the part of each Party has been completed for the authorization of the execution and delivery of this Agreement and the performance of the transaction contemplated hereunder;

4.3.3.	this Agreement is, and such other transactions will be, valid and binding obligations of each Party enforceable in accordance with their respective terms; and

4.3.4.
the execution, delivery and performance of this Agreement and the consummation of transactions contemplated hereby do not and will not violate the provisions of any Party’s certificate of incorporation or bylaws or similar type documents or the provisions of any note, indenture, lease, license permit or other instrument or obligation or violate any law, order, rule or regulation applicable to it.

ARTICLE V. DURATION
5.1.  The term of the licenses granted by IMCOR and Alliance shall be until the last to expire of the IMCOR/Alliance Licensed Patents.

5.2.  The term of the license granted by Amersham shall be until the last to expire of the Amersham Licensed Patents.

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ARTICLE VI. CONFIDENTIALITY

6.1.  No Party shall disclose the contents of this Agreement to any other person or entity and each Party shall retain in confidence the terms and conditions of this Agreement, except as necessary to comply with law or the valid order of a court or agency of competent jurisdiction of a state or federal authority; or to the extent necessary in any action, suit or proceeding to enforce this Agreement; or to their respective Affiliates, banks, auditors, accountants, lawyers, and any other representative of a Party who has a good faith need to know, provided that any such person or entity to whom disclosure is made must be advised of the confidentiality of the information disclosed and agree to keep such information confidential.

6.2.  No public statements of any kind pertaining to this Agreement may be made except as required by law, such as that enforced by the Securities Exchange Commission of the United States of America, unless the parties otherwise mutually agree in writing. IMCOR may include a copy of this Agreement with its filings with the Securities and Exchange Commission.

ARTICLE VII. MISCELLANEOUS

7.1.  Notice: All notices or communications required pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, international overnight courier, confirmed facsimile transmission, or registered or certified mail (return receipt requested, postage prepaid) to the following addresses or facsimile numbers:

For Amersham: GE Healthcare Ltd.
101 Carnegie Center
Princeton, New Jersey 08540-999
Attn: General Counsel

For Imcor:  IMCOR Pharmaceutical Co.
4660 La Jolla Village Drive, Suite 450
San Diego, CA 92122
Attn.: Jack De Franco, Chief Operating Officer

with copies to: Matthew I. Hafter
Grippo & Elden LLC
111 South Wacker Drive, Suite 5100
Chicago, IL 60606

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For Alliance:  Alliance Pharmaceutical Corp.
4660 La Jolla Village Drive, Suite 825
San Diego, CA 92122
Facsimile No.: (858) 410-5343
Telephone No.: (858) 410-5200
Attention: Duane Roth, Chief Executive Officer

For MBI:  Molecular Biosystems, Inc.
4660 La Jolla Village Drive, Suite 825
San Diego, California 92122
Facsimile No.: (858) 410-5343
Telephone No.: (858) 410-5200
Attention: Duane Roth, President & Chief Executive Officer

7.2.  Choice of Law and Forum: The Parties agree that this Agreement shall be governed by the laws of the State of New Jersey without reference to its conflict of laws principles. Any legal action or proceeding arising out of or in connection with this Agreement shall be brought only in the courts of the State of New Jersey or in the United States District Court for the District of New Jersey, and each Party hereby accepts the exclusive jurisdiction of such courts for any such matter.

7.3.  Entire Agreement: This Agreement, including all Exhibits attached hereto and all documents delivered concurrently herewith, set forth all the licenses, covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto and supersede all prior agreements and understandings between the Parties relating to the subject matter hereof. Notwithstanding the previous sentence, this Agreement does not revoke or supersede The May 5, 2000 Settlement Agreement, OPRA, or any protective order entered in the Action, all of which shall survive the execution of this Agreement. This Agreement, including, without limitation, the Exhibits attached hereto, is intended to define the full extent of the legally enforceable undertakings of the Parties hereto.

7.4.  Severability: In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the Parties shall negotiate in good faith to modify the Agreement to preserve their original intent.

7.5.  Amendment and Waiver: This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by all Parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

7.6.  Headings: The sections and paragraphs headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections or paragraphs.

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7.7.  Counterparts: This Agreement may be signed in counterpart, each of which shall be deemed to be an original. Signatures shall be provided by facsimile transmission, with original signatures following by mail.

7.8.  Assignment: Neither this Agreement nor the licenses granted herein may be assigned to any Third Party, except a Party may assign this Agreement to a successor by merger, acquisition, or corporate reorganization, and/or in connection with the sale or other disposition by license, joint venture or otherwise of the entire business unit or product(s) to which this Agreement pertains. No Party shall assign, by operation of law or otherwise, any Licensed Patents to a Third Party without such Third Party agreeing to be bound in writing by the licenses granted hereunder.

7.9.  Subsequent Acquisitions: If, after the Effective Date, a Party or its Affiliate either acquires an entity or acquires substantially all of the assets from an entity, and said entity is, immediately prior to the date of acquisition, licensed by the other party ("Licensor") under one or more Licensed Patents through an existing agreement pursuant to which royalties or other payments are made by said entity to Licensor, then the license and other rights granted herein to the Acquiring Party with respect to said Licensed Patents shall apply to products manufactured by said entity or through the use of said assets, provided that such royalties or other payments shall continue to be made by the Acquiring Party or said entity to the Licensor with respect to such products notwithstanding that the Acquiring Party may have been licensed for the same products before the acquisition.

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IN WITNESS WHEREOF, the undersigned Parties have duly executed and delivered this Agreement as of the date first written above.

GE Healthcare Ltd. By: /s/ Jeffrey J. Freedman Name: Jeffrey J. Freedman Title: Attorney-in-fact Date: 9/20/05	Amersham Health AS By: /s/ Ase Aulie Michalet Name: Ase Aulie Michalet Title: President Date: 9/21/05

Amersham Health Inc. By: /s/ Daniel L. Peters Name: Daniel L. Peters Title: President Date: 9/20/05	IMCOR Pharmaceutical Co. By: /s/ Brian M. Gallagher Name: Brian M. Gallagher Title: Chairman of the Board Date: 9/19/05

Alliance Pharmaceutical Corp. By: /s/ Duane J. Roth Name: Duane J. Roth Title: Chairman & CEO Date: 9/19/05	Molecular Biosystems, Inc. By: /s/ Duane J. Roth Name: Duane J. Roth Title: Manager Date: 9/19/05

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EXHIBIT A

UNITED STATES DISTRICT COURT
DISTRICT OF NEW JERSEY

IMCOR PHARMACEUTICAL CO. and
ALLIANCE PHARMACEUTICAL CORPORATION,
Plaintiffs/Counterclaim-Defendants,

v.

AMERSHAM HEALTH INC.,
AMERSHAM HEALTH AS,
and AMERSHAM plc,
Defendants/Counterclaim-Plaintiffs,

v.

MOLECULAR BIOSYSTEMS, INC.,
Counter-Claim Defendant.
Civil Action No. 03-2853 (SRC) Honorable Stanley R. Chesler Magistrate Judge Tonianne Bongiovanni

STIPULATION OF DISMISSAL WITH PREJUDICE

This matter having been amicably adjusted by and between the parties, it is hereby stipulated and agreed that the above-captioned action, and all claims and counterclaims asserted herein, shall be and hereby are dismissed with prejudice and without costs.

KENYON & KENYON 1 Broadway New York, NY 10004-1007 By:____________________ DATED: September , 2005	NORTON & DIEHL LLC 77 Brant Avenue, Suite 110 Clark, New Jersey 07066 By:____________________ DATED: September , 2005

SO ORDERED this __________ day of September, 2005.

___________________________________
STANLEY R. CHESLER, U.S.D.J.